UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2007

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 12, 2007, we completed an $800.0 million term debt securitization. We used the proceeds from the offering to repay borrowings under certain of our credit facilities, to purchase certain of the commercial loans that were securitized in this transaction from our affiliated companies and to pay certain transaction fees and expenses. We recorded this transaction as an on-balance sheet financing. At closing, CapitalSource Commercial Loan Trust 2007-1 (“Trust 2007-1”), a newly formed wholly owned indirect subsidiary of CapitalSource Inc., entered into an Indenture (“Indenture”) between Trust 2007-1, as the Issuer and Wells Fargo Bank, National Association (“Wells Fargo”), as Indenture Trustee, and a Sale and Servicing Agreement (“Sale and Servicing Agreement,” together with the Indenture, the “Agreements”) among Trust 2007-1, as the Issuer, CapitalSource Commercial Loan LLC, 2007-1 (the “Trust Depositor”), as the Trust Depositor, CapitalSource Finance LLC, as the Originator and as the Servicer, and Wells Fargo, as the Indenture Trustee and as the Backup Servicer. The Trust Depositor and CapitalSource Finance LLC are both wholly owned indirect subsidiaries of CapitalSource Inc. The Agreements cover the sale to investors of approximately $738.0 million of floating-rate asset-backed notes that are backed by an $800.0 million diversified pool of senior and subordinated commercial loans from our portfolio. The value of the notes sold to investors represented 92.25% of the value of the collateral pool. The Trust Depositor retained all of the Class E Notes and all of the Class F Notes, which together represented 7.75% of the value of the collateral pool. The Trust Depositor also retained the trust certificate issued by Trust 2007-1. The blended pricing for the notes sold to investors (excluding fees) was one-month LIBOR plus 28.32 basis points.
     The amount, ratings and LIBOR spread of the offered notes are:

	Amount	Rating	LIBOR Spread	Assumed Weighted
Class	($ in Millions)	(S&P/Moody’s/Fitch)	(basis points)	Average Life
A	586.0	AAA/Aaa/AAA	13.0	2.94
B	20.0	AA/Aa2/AA	31.0	3.36
C	84.0	NR/A2/A	65.0	3.53
D	48.0	NR/Baa2/BBB	150.0	3.78
E	34.0	NR/Ba1/BB+	250.0	3.99
     CapitalSource Finance LLC, as Servicer, is required to comply with various covenants. Failure to comply with such covenants could result in the servicing being transferred to another servicer. The Agreements include various covenants and events of default customary for transactions of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the notes may be accelerated. The Agreements also contain accelerated amortization provisions that require cash flows to be applied to pay the noteholders if the notes remain outstanding beyond the stated maturity dates.
     Descriptions in this Current Report of the Agreements are qualified in their entirety by reference to copies of such documents which are filed as Exhibits 4.18 and 10.71, respectively, and are incorporated by reference herein.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 18, 2007	/s/ Steven A. Museles
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

4.18	Indenture dated as of April 12, 2007, by and between CapitalSource Commercial Loan Trust 2007-1, as the Issuer, and Wells Fargo Bank, National Association, as the Indenture Trustee.

10.71	Sale and Servicing Agreement, dated as of April 12, 2007, by and among CapitalSource Commercial Loan Trust 2007-1, as the Issuer, CapitalSource Commercial Loan LLC, 2007-1, as the Trust Depositor, CapitalSource Finance LLC, as the Originator and as the Servicer, and Wells Fargo Bank, National Association, as the Indenture Trustee and as the Backup Servicer.